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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of H&R Block, Inc. and subsidiaries on Form S-8 (relating to shares of Common Stock issuable under the Company's Stock Plan for Non-Employee Directors) of our reports dated June 17, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K/A Amendment Number 2 of H&R Block, Inc. and subsidiaries for the year ended April 30, 1997.




/s/  Deloitte & Touche LLP

Kansas City, Missouri
December 12, 1997